Exhibit 99.1

Meade Instruments Corporation
6001 OAK CANYON, IRVINE, CALIFORNIA 92618-5200 U.S.A.
(949) 451-1450 ■ FAX: (949) 451-1460 ■ www.meade.com

Meade Instruments Corp.	The Piacente Group, Inc.

Brent Christensen, CFO Tel: 949-451-1450 Fax: 949-451-1460	Brandi Piacente Tel: 212-481-2050 Email:	brandi@tpg-ir.com

MEADE REACHES SETTLEMENT WITH INVESTOR GROUP, PROPOSES EXPANSION AND DECLASSIFICATION OF
BOARD
—Company to Announce Annual Meeting of Stockholders Following Filing of Fiscal 2006 Form
10-K, Company Receives Notice of Informal Inquiry from the SEC—

IRVINE, Calif. – June 13, 2006 – Meade Instruments Corp. (Nasdaq NM: MEAD), today announced that in conjunction with an agreement reached between the Company and an Investor Group led by Monarch Activist Partners L.P., Hummingbird Value Fund, L.P., Summit Street Value Fund, L.P., and their affiliates, the company will expand its Board of Directors from seven to nine directors. In connection with the agreement, Mr. Paul D. Sonkin, managing member of Hummingbird Capital, LLC, general partner of the Hummingbird Value Fund, L.P., and Mr. James Chadwick, managing partner of Monarch Activist Partners L.P., will be appointed as board members to fill the two new vacancies. In addition, Meade also agreed in accordance with the agreement to include for consideration at the Company’s 2006 annual meeting a proposal, which, if approved, would declassify the Board of Directors, and require the annual election of all directors commencing with the 2007 annual meeting. As part of the agreement, the Investor Group agreed to drop its stockholder proposals for the Company’s 2006 annual meeting as well as its proposed board nominations.

The Company indicated that it expects to announce the date of its 2006 annual meeting following the filing of its Form 10-K for the fiscal year ended February 28, 2006. The Company intends to file its Form 10-K and proxy statement as soon as practicable.

Meade also announced it had received notification from the Securities and Exchange Commission (SEC) of an informal inquiry into the Company’s past stock option grant practices following an article appearing in the Wall Street Journal on May 22, 2006 and a company issued news release on May 24, 2006 indicating that the Company’s audit committee had initiated its own independent evaluation of its stock option grant practices. This notification should not be construed as an indication by the SEC or its staff that any violation of law has occurred; nor should the request be considered an adverse reflection on any person, entity or security. The Company intends to cooperate fully with the SEC in this matter.

ABOUT MEADE INSTRUMENTS

Meade Instruments is a leading designer and manufacturer of optical products including telescopes and accessories for the beginning to serious amateur astronomer. Meade offers a complete line of binoculars that address the needs of everyone from the casual observer to the serious sporting or birding observer under the Meade®, Simmons® and Bresser® brand names. Meade also offers a complete line of riflescopes under the Simmons®, Weaver® and Redfield® brand names. The company distributes its products worldwide through a network of specialty retailers, mass merchandisers and domestic and foreign distributors. Additional information on Meade is available at www.meade.com.

“Safe-Harbor” Statement under the Private Securities Litigation Reform Act of 1995: This news release contains comments and forward-looking statements based on current plans, exceptions, events, and financial and industry trends that may affect the Company’s future operating results and financial position expectations. Such statements, including the Company’s declassification of its Board of Directors, the timing of its 2006 annual meeting and mailing of its proxy statement related thereto, and the filing of its Form 10-K for the fiscal year ended February 28, 2006, involve risks and uncertainties which cannot be predicted or quantified and which may cause future activities and results of operations to differ materially from those discussed above. Such risks and uncertainties include, without limitation: the vote by the Company’s stockholders at its 2006 annual meeting and the outcome of the independent evaluation and the informal inquiry. For additional information, refer to the Company’s filings with the Securities and Exchange Commission, including the Company’s most recent quarterly and annual reports on Forms 10-Q and Form 10-K .

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